Exhibit 99.1

INVESTOR CONTACT
Jocelyn Kukulka, 469.399.8544
jocelyn.kukulka@texascapitalbank.com

MEDIA CONTACT
Julia Monter, 469.399.8425
julia.monter@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES FIRST QUARTER 2024 RESULTS
First quarter 2024 net income of $26.1 million and net income available to common stockholders of $21.8 million, or $0.46 per diluted share
First quarter 2024 growth in loans held for investment of 2.4% and in total deposits of 7.1%
Capital ratios continue to be strong, including 12.4% CET1 and 16.6% Total Capital
DALLAS - April 18, 2024 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the first quarter of 2024.
Net income available to common stockholders was $21.8 million, or $0.46 per diluted share, for the first quarter of 2024, compared to $15.8 million, or $0.33 per diluted share, for the fourth quarter of 2023 and $34.3 million, or $0.70 per diluted share, for the first quarter of 2023. The first quarter of 2024 included a $5.0 million ($0.08 per diluted share) legal settlement expense, Federal Deposit Insurance Corporation (“FDIC”) special assessment expense of $3.0 million ($0.05 per diluted share) and $2.0 million ($0.03 per diluted share) of restructuring expenses.
“We continue to leverage our unique balance sheet positioning and maturing product capabilities to build an enduring and valuable franchise,” said Rob C. Holmes, President and CEO. “Quality quarterly growth in areas of focus coupled with strong firm-wide pipelines signal emerging momentum moving into the second quarter.”

FINANCIAL RESULTS
(dollars and shares in thousands)
	1st Quarter	4th Quarter	1st Quarter
	2024	2023	2023
OPERATING RESULTS
Net income	$26,142	$20,150	$38,661
Net income available to common stockholders	$21,829	$15,838	$34,348
Diluted earnings per common share	$0.46	$0.33	$0.70
Diluted common shares	47,711	48,098	48,881
Return on average assets	0.36%	0.27%	0.53%
Return on average common equity	3.03%	2.25%	5.06%

BALANCE SHEET
Loans held for investment	$16,677,691	$16,362,230	$16,014,497
Loans held for investment, mortgage finance	4,153,313	3,978,328	4,060,570
Total loans held for investment	20,831,004	20,340,558	20,075,067
Loans held for sale	37,750	44,105	27,608
Total assets	29,180,585	28,356,266	28,596,653
Non-interest bearing deposits	8,478,215	7,328,276	9,500,583
Total deposits	23,954,037	22,371,839	22,179,697
Stockholders’ equity	3,170,662	3,199,142	3,079,974

FIRST QUARTER 2024 COMPARED TO FOURTH QUARTER 2023
For the first quarter of 2024, net income available to common stockholders was $21.8 million, or $0.46 per diluted share, compared to $15.8 million, or $0.33 per diluted share, for the fourth quarter of 2023.
Provision for credit losses for the first quarter of 2024 was $19.0 million, compared to $19.0 million for the fourth quarter of 2023. The $19.0 million provision for credit losses recorded in the first quarter of 2024 resulted primarily from increases in criticized and non-accrual loans, growth in loans held for investment (“LHI”) and $10.8 million in net charge-offs.
Net interest income was $215.0 million for the first quarter of 2024, compared to $214.7 million for the fourth quarter of 2023, as an increase in yields on earning assets was offset by a decrease in average earning assets. Net interest margin for the first quarter of 2024 was 3.03%, an increase of 10 basis points from the fourth quarter of 2023. LHI, excluding mortgage finance, yields increased 12 basis points from the fourth quarter of 2023 and LHI, mortgage finance yields increased 21 basis points from the fourth quarter of 2023. Total cost of deposits was 2.97% for the first quarter of 2024, a 15 basis point increase from the fourth quarter of 2023.
Non-interest income for the first quarter of 2024 increased $10.2 million, or 33%, compared to the fourth quarter of 2023, primarily due to an increase in investment banking and advisory fees, partially offset by a decrease in other non-interest income.
Non-interest expense for the first quarter of 2024 increased $1.0 million, or 1%, compared to the fourth quarter of 2023, primarily due to an increase in salaries and benefits, primarily as a result of the effect of seasonal payroll expenses that peak in the first quarter and $2.0 million of restructuring expenses, partially offset by decreases in legal and professional expense, communications and technology expense and FDIC insurance assessment. The fourth quarter of 2023 included $19.9 million in FDIC special assessment expense and the first quarter of 2024 included an additional special assessment expense of $3.0 million. Legal and professional expense in the first quarter of 2024 included a $5.0 million legal settlement expense, which was more than offset by declines in professional services.
FIRST QUARTER 2024 COMPARED TO FIRST QUARTER 2023
Net income available to common stockholders was $21.8 million, or $0.46 per diluted share, for the first quarter of 2024, compared to $34.3 million, or $0.70 per diluted share, for the first quarter of 2023.
The first quarter of 2024 included a $19.0 million provision for credit losses, reflecting increases in criticized and non-accrual loans, growth in LHI and $10.8 million in net charge-offs, compared to a $28.0 million provision for the first quarter of 2023.
Net interest income decreased to $215.0 million for the first quarter of 2024, compared to $235.3 million for the first quarter of 2023, primarily due to an increase in funding costs, partially offset by an increase in yields on average earning assets. Net interest margin decreased 30 basis points to 3.03% for the first quarter of 2024, as compared to the first quarter of 2023. LHI, excluding mortgage finance, yields increased 52 basis points compared to the first quarter of 2023 and LHI, mortgage finance yields decreased 102 basis points from the first quarter of 2023. Total cost of deposits increased 91 basis points compared to the first quarter of 2023.
Non-interest income for the first quarter of 2024 increased $3.9 million, or 10%, compared to the first quarter of 2023. The increase was primarily due to an increase in investment banking and advisory fees.
Non-interest expense for the first quarter of 2024 increased $8.4 million, or 4%, compared to the first quarter of 2023, primarily due to increases in legal and professional expense, communications and technology expense and FDIC insurance assessment resulting from an additional $3.0 million FDIC special assessment recorded in the first quarter of 2024, partially offset by a decrease in marketing expense. The increase in legal and professional expense in the first quarter of 2024 resulted from a $5.0 million legal settlement expense, partially offset by declines in professional services.
CREDIT QUALITY
Net charge-offs of $10.8 million were recorded during the first quarter of 2024, compared to net charge-offs of $13.8 million and $19.9 million during the fourth quarter of 2023 and the first quarter of 2023, respectively. Criticized loans totaled $859.5 million at March 31, 2024, compared to $738.2 million at December 31, 2023 and $561.1 million at March 31, 2023. Non-accrual LHI totaled $92.8 million at March 31, 2024, compared to $81.4 million at December 31, 2023 and $94.0 million at March 31, 2023. The ratio of non-accrual LHI to total LHI for the first quarter of 2024 was 0.45%, compared to 0.40% for the fourth quarter of 2023 and 0.47% for the first quarter of 2023. The ratio of total allowance for credit losses to total LHI was 1.46% at March 31, 2024, compared to 1.46% and 1.41% at September 30, 2023 and March 31, 2023, respectively.
REGULATORY RATIOS AND CAPITAL
All regulatory ratios continue to be in excess of “well capitalized” requirements as of March 31, 2024. Our CET1, tier 1 capital, total capital and leverage ratios were 12.4%, 13.9%, 16.6% and 12.4%, respectively, at March 31, 2024, compared to 12.6%, 14.2%, 17.1% and 12.2%, respectively, at December 31, 2023 and 12.4%, 14.0%, 16.9% and 12.0%, respectively, at March 31, 2023. At March 31, 2024, our ratio of tangible common equity to total tangible assets was 9.8%, compared to 10.2% at December 31, 2023 and 9.7% at March 31, 2023.
During the first quarter of 2024, the Company repurchased 529,338 shares of its common stock for an aggregate purchase price, including excise tax expense, of $31.5 million, at a weighted average price of $59.27 per share.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the holding company of Texas Capital, a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs and individual customers. Founded in 1998, the firm is headquartered in Dallas with offices in Austin, Houston, San Antonio, and Fort Worth, and has built a network of clients across the country. With the ability to service clients through their entire lifecycles, Texas Capital has established commercial banking, consumer banking, investment banking and wealth management capabilities.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, TCBI’s financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, trends, guidance, expectations and future plans.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Numerous risks and other factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. While there can be no assurance that any list of risks is complete, important risks and other factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to: economic or business conditions in Texas, the United States or globally that impact TCBI or its customers; negative credit quality developments arising from the foregoing or other factors; TCBI’s ability to effectively manage its liquidity and maintain adequate regulatory capital to support its businesses; TCBI’s ability to pursue and execute upon growth plans, whether as a function of capital, liquidity or other limitations; TCBI’s ability to successfully execute its business strategy, including developing and executing new lines of business and new products and services; the extensive regulations to which TCBI is subject and its ability to comply with applicable governmental regulations, including legislative and regulatory changes; TCBI’s ability to effectively manage information technology systems, including third party vendors, cyber or data privacy incidents or other failures, disruptions or security breaches; elevated or further changes in interest rates, including the impact of interest rates on TCBI’s securities portfolio and funding costs, as well as related balance sheet implications stemming from the fair value of our assets and liabilities; the effectiveness of TCBI’s risk management processes strategies and monitoring; fluctuations in commercial and residential real estate values, especially as they relate to the value of collateral supporting TCBI’s loans; the failure to identify, attract and retain key personnel and other employees; increased or expanded competition from banks and other financial service providers in TCBI’s markets; adverse developments in the banking industry and the potential impact of such developments on customer confidence, liquidity and regulatory responses to these developments, including in the context of regulatory examinations and related findings and actions; negative press and social media attention with respect to the banking industry or TCBI, in particular; claims, litigation or regulatory investigations and actions that TCBI may become subject to; severe weather, natural disasters, climate change, acts of war, terrorism, global conflict (including those already reported by the media, as well as others that may arise), or other external events, as well as related legislative and regulatory initiatives; and the risks and factors more fully described in TCBI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents and filings with the SEC. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2024	2023	2023	2023	2023
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$417,378	$417,072	$425,769	$401,916	$385,166
Interest expense	202,369	202,355	193,698	169,926	149,821
Net interest income	215,009	214,717	232,071	231,990	235,345
Provision for credit losses	19,000	19,000	18,000	7,000	28,000
Net interest income after provision for credit losses	196,009	195,717	214,071	224,990	207,345
Non-interest income	41,319	31,133	46,872	46,011	37,403
Non-interest expense	202,393	201,385	179,891	181,644	194,027
Income before income taxes	34,935	25,465	81,052	89,357	50,721
Income tax expense	8,793	5,315	19,373	20,706	12,060
Net income	26,142	20,150	61,679	68,651	38,661
Preferred stock dividends	4,313	4,312	4,313	4,312	4,313
Net income available to common stockholders	$21,829	$15,838	$57,366	$64,339	$34,348
Diluted earnings per common share	$0.46	$0.33	$1.18	$1.33	$0.70
Diluted common shares	47,711,192	48,097,517	48,528,698	48,421,276	48,880,725

CONSOLIDATED BALANCE SHEET DATA
Total assets	$29,180,585	$28,356,266	$29,628,249	$28,976,544	$28,596,653
Loans held for investment	16,677,691	16,362,230	16,183,882	16,227,203	16,014,497
Loans held for investment, mortgage finance	4,153,313	3,978,328	4,429,489	5,098,812	4,060,570
Loans held for sale	37,750	44,105	155,073	29,097	27,608
Interest bearing cash and cash equivalents	3,148,157	3,042,357	3,975,860	2,587,131	3,385,494
Investment securities	4,414,280	4,143,194	4,069,717	4,226,653	4,345,969
Non-interest bearing deposits	8,478,215	7,328,276	9,352,883	9,429,352	9,500,583
Total deposits	23,954,037	22,371,839	23,878,978	23,318,240	22,179,697
Short-term borrowings	750,000	1,500,000	1,400,000	1,350,000	2,100,000
Long-term debt	859,823	859,147	858,471	857,795	932,119
Stockholders’ equity	3,170,662	3,199,142	3,077,700	3,081,927	3,079,974

End of period shares outstanding	46,986,275	47,237,912	48,015,003	47,992,521	47,851,862
Book value per share	$61.10	$61.37	$57.85	$57.97	$58.10
Tangible book value per share(1)	$61.06	$61.34	$57.82	$57.93	$58.06

SELECTED FINANCIAL RATIOS
Net interest margin	3.03%	2.93%	3.13%	3.29%	3.33%
Return on average assets	0.36%	0.27%	0.81%	0.95%	0.53%
Return on average common equity	3.03%	2.25%	8.08%	9.17%	5.06%
Non-interest income to average earning assets	0.59%	0.43%	0.64%	0.66%	0.54%
Efficiency ratio(2)	79.0%	81.9%	64.5%	65.3%	71.1%
Non-interest expense to average earning assets	2.89%	2.79%	2.46%	2.61%	2.78%
Common equity to total assets	9.8%	10.2%	9.4%	9.6%	9.7%
Tangible common equity to total tangible assets(3)	9.8%	10.2%	9.4%	9.6%	9.7%
Common Equity Tier 1	12.4%	12.6%	12.7%	12.2%	12.4%
Tier 1 capital	13.9%	14.2%	14.3%	13.7%	14.0%
Total capital	16.6%	17.1%	17.1%	16.4%	16.9%
Leverage	12.4%	12.2%	12.1%	12.4%	12.0%
(1)     Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(2)    Non-interest expense divided by the sum of net interest income and non-interest income.
(3)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	March 31, 2024	March 31, 2023	% Change
Assets
Cash and due from banks	$167,985	$264,211	(36)%
Interest bearing cash and cash equivalents	3,148,157	3,385,494	(7)%
Available-for-sale debt securities	3,491,510	3,394,293	3%
Held-to-maturity debt securities	849,283	918,962	(8)%
Equity securities	73,487	32,714	125%
Investment securities	4,414,280	4,345,969	2%
Loans held for sale	37,750	27,608	37%
Loans held for investment, mortgage finance	4,153,313	4,060,570	2%
Loans held for investment	16,677,691	16,014,497	4%
Less: Allowance for credit losses on loans	263,962	260,928	1%
Loans held for investment, net	20,567,042	19,814,139	4%
Premises and equipment, net	49,899	25,268	97%
Accrued interest receivable and other assets	793,976	732,468	8%
Goodwill and intangibles, net	1,496	1,496	—%
Total assets	$29,180,585	$28,596,653	2%

Liabilities and Stockholders’ Equity
Liabilities:
Non-interest bearing deposits	$8,478,215	$9,500,583	(11)%
Interest bearing deposits	15,475,822	12,679,114	22%
Total deposits	23,954,037	22,179,697	8%
Accrued interest payable	32,352	31,198	4%
Other liabilities	413,711	273,665	51%
Short-term borrowings	750,000	2,100,000	(64)%
Long-term debt	859,823	932,119	(8)%
Total liabilities	26,009,923	25,516,679	2%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 300,000 shares issued at March 31, 2024 and 2023	300,000	300,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 51,420,680 and 50,947,306 at March 31, 2024 and 2023, respectively	514	509	1%
Additional paid-in capital	1,044,669	1,031,905	1%
Retained earnings	2,457,222	2,297,850	7%
Treasury stock - 4,434,405 and 3,095,444 shares at cost at March 31, 2024 and 2023, respectively	(251,857)	(175,528)	43%
Accumulated other comprehensive loss, net of taxes	(379,886)	(374,762)	1%
Total stockholders’ equity	3,170,662	3,079,974	3%
Total liabilities and stockholders’ equity	$29,180,585	$28,596,653	2%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended March 31,
	2024	2023
Interest income
Interest and fees on loans	$330,879	$297,438
Investment securities	32,144	25,292
Interest bearing cash and cash equivalents	54,355	62,436
Total interest income	417,378	385,166
Interest expense
Deposits	175,600	120,094
Short-term borrowings	12,783	14,744
Long-term debt	13,986	14,983
Total interest expense	202,369	149,821
Net interest income	215,009	235,345
Provision for credit losses	19,000	28,000
Net interest income after provision for credit losses	196,009	207,345
Non-interest income
Service charges on deposit accounts	6,339	5,022
Wealth management and trust fee income	3,567	3,429
Brokered loan fees	1,911	1,895
Investment banking and advisory fees	18,424	14,564
Trading income	4,712	4,204
Other	6,366	8,289
Total non-interest income	41,319	37,403
Non-interest expense
Salaries and benefits	128,727	128,670
Occupancy expense	9,737	9,619
Marketing	6,036	9,044
Legal and professional	16,195	14,514
Communications and technology	21,114	17,523
Federal Deposit Insurance Corporation insurance assessment	8,421	2,170
Other	12,163	12,487
Total non-interest expense	202,393	194,027
Income before income taxes	34,935	50,721
Income tax expense	8,793	12,060
Net income	26,142	38,661
Preferred stock dividends	4,313	4,313
Net income available to common stockholders	$21,829	$34,348

Basic earnings per common share	$0.46	$0.71
Diluted earnings per common share	$0.46	$0.70

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2024	2023	2023	2023	2023
Allowance for credit losses on loans:
Beginning balance	$249,973	$244,902	$237,343	$260,928	$253,469
Loans charged-off:
Commercial	7,544	8,356	13,246	8,852	20,732
Commercial real estate	3,325	5,500	—	—	—
Consumer	—	—	41	—	—
Total charge-offs	10,869	13,856	13,287	8,852	20,732
Recoveries:
Commercial	105	15	4,346	611	819
Commercial real estate	—	4	—	—	—
Consumer	—	—	—	2	3
Total recoveries	105	19	4,346	613	822
Net charge-offs	10,764	13,837	8,941	8,239	19,910
Provision for credit losses on loans	24,753	18,908	16,500	(15,346)	27,369
Ending balance	$263,962	$249,973	$244,902	$237,343	$260,928

Allowance for off-balance sheet credit losses:
Beginning balance	$46,362	$46,270	$44,770	$22,424	$21,793
Provision for off-balance sheet credit losses	(5,753)	92	1,500	22,346	631
Ending balance	$40,609	$46,362	$46,270	$44,770	$22,424

Total allowance for credit losses	$304,571	$296,335	$291,172	$282,113	$283,352
Total provision for credit losses	$19,000	$19,000	$18,000	$7,000	$28,000

Allowance for credit losses on loans to total loans held for investment	1.27%	1.23%	1.19%	1.11%	1.30%
Allowance for credit losses on loans to average total loans held for investment	1.32%	1.24%	1.17%	1.15%	1.38%
Net charge-offs to average total loans held for investment(1)	0.22%	0.27%	0.17%	0.16%	0.43%
Net charge-offs to average total loans held for investment for last 12 months(1)	0.20%	0.25%	0.26%	0.23%	0.19%
Total provision for credit losses to average total loans held for investment(1)	0.38%	0.37%	0.34%	0.14%	0.60%
Total allowance for credit losses to total loans held for investment	1.46%	1.46%	1.41%	1.32%	1.41%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2024	2023	2023	2023	2023
Non-accrual loans held for investment	$92,849	$81,398	$63,129	$81,039	$93,951
Non-accrual loans held for sale(1)	9,250	—	—	—	—
Other real estate owned	—	—	—	—	—
Total non-performing assets	$102,099	$81,398	$63,129	$81,039	$93,951

Non-accrual loans held for investment to total loans held for investment	0.45%	0.40%	0.31%	0.38%	0.47%
Total non-performing assets to total assets	0.35%	0.29%	0.21%	0.28%	0.33%
Allowance for credit losses on loans to non-accrual loans held for investment	2.8x	3.1x	3.9x	2.9x	2.8x
Total allowance for credit losses to non-accrual loans held for investment	3.3x	3.6x	4.6x	3.5x	3.0x

Loans held for investment past due 90 days and still accruing	$3,674	$19,523	$4,602	$64	$3,098
Loans held for investment past due 90 days to total loans held for investment	0.02%	0.10%	0.02%	—%	0.02%
Loans held for sale past due 90 days and still accruing	$147	$—	$—	$—	$—
(1)    First quarter 2024 includes one non-accrual loan previously reported in loans held for investment that was transferred at fair value to held for sale as of March 31, 2024.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2024	2023	2023	2023	2023
Interest income
Interest and fees on loans	$330,879	$325,210	$345,138	$332,867	$297,438
Investment securities	32,144	28,454	27,070	27,478	25,292
Interest bearing deposits in other banks	54,355	63,408	53,561	41,571	62,436
Total interest income	417,378	417,072	425,769	401,916	385,166
Interest expense
Deposits	175,600	170,173	160,117	137,391	120,094
Short-term borrowings	12,783	18,069	19,576	18,253	14,744
Long-term debt	13,986	14,113	14,005	14,282	14,983
Total interest expense	202,369	202,355	193,698	169,926	149,821
Net interest income	215,009	214,717	232,071	231,990	235,345
Provision for credit losses	19,000	19,000	18,000	7,000	28,000
Net interest income after provision for credit losses	196,009	195,717	214,071	224,990	207,345
Non-interest income
Service charges on deposit accounts	6,339	5,397	5,297	5,158	5,022
Wealth management and trust fee income	3,567	3,302	3,509	3,715	3,429
Brokered loan fees	1,911	2,076	2,532	2,415	1,895
Investment banking and advisory fees	18,424	6,906	23,099	19,101	14,564
Trading income	4,712	3,819	6,092	8,397	4,204
Other	6,366	9,633	6,343	7,225	8,289
Total non-interest income	41,319	31,133	46,872	46,011	37,403
Non-interest expense
Salaries and benefits	128,727	107,970	110,010	113,050	128,670
Occupancy expense	9,737	9,483	9,910	9,482	9,619
Marketing	6,036	5,686	4,757	6,367	9,044
Legal and professional	16,195	17,127	17,614	15,669	14,514
Communications and technology	21,114	23,607	19,607	20,525	17,523
Federal Deposit Insurance Corporation insurance assessment	8,421	25,143	5,769	3,693	2,170
Other	12,163	12,369	12,224	12,858	12,487
Total non-interest expense	202,393	201,385	179,891	181,644	194,027
Income before income taxes	34,935	25,465	81,052	89,357	50,721
Income tax expense	8,793	5,315	19,373	20,706	12,060
Net income	26,142	20,150	61,679	68,651	38,661
Preferred stock dividends	4,313	4,312	4,313	4,312	4,313
Net income available to common shareholders	$21,829	$15,838	$57,366	$64,339	$34,348

TEXAS CAPITAL BANCSHARES, INC.
TAXABLE EQUIVALENT NET INTEREST INCOME ANALYSIS (UNAUDITED)(1)
(dollars in thousands)
	1st Quarter 2024			4th Quarter 2023			3rd Quarter 2023			2nd Quarter 2023			1st Quarter 2023
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Investment securities(2)	$4,299,368	$32,144	2.77%	$4,078,975	$28,454	2.48%	$4,204,749	$27,070	2.33%	$4,306,881	$27,478	2.36%	$4,060,456	$25,292	2.31%
Interest bearing cash and cash equivalents	4,051,627	54,355	5.40%	4,637,374	63,408	5.42%	3,965,045	53,561	5.36%	3,286,091	41,571	5.07%	5,541,341	62,436	4.57%
Loans held for sale	51,164	1,184	9.31%	29,071	672	9.17%	31,878	647	8.06%	28,414	599	8.46%	43,472	938	8.75%
Loans held for investment, mortgage finance(4)	3,517,707	31,455	3.60%	3,946,280	33,709	3.39%	4,697,702	50,813	4.29%	4,376,235	49,425	4.53%	3,286,804	37,419	4.62%
Loans held for investment(3)(4)	16,522,089	298,306	7.26%	16,164,233	290,897	7.14%	16,317,324	293,750	7.14%	16,217,314	282,956	7.00%	15,598,854	259,240	6.74%
Less: Allowance for credit losses on loans	249,936	—	—	244,287	—	—	238,883	—	—	261,027	—	—	252,727	—	—
Loans held for investment, net	19,789,860	329,761	6.70%	19,866,226	324,606	6.48%	20,776,143	344,563	6.58%	20,332,522	332,381	6.56%	18,632,931	296,659	6.46%
Total earning assets	28,192,019	417,444	5.88%	28,611,646	417,140	5.69%	28,977,815	425,841	5.75%	27,953,908	402,029	5.69%	28,278,200	385,325	5.45%
Cash and other assets	1,058,463			1,120,354			1,106,031			1,049,145			1,041,745
Total assets	$29,250,482			$29,732,000			$30,083,846			$29,003,053			$29,319,945

Liabilities and Stockholders’ Equity
Transaction deposits	$2,006,493	$16,858	3.38%	$1,972,324	$15,613	3.14%	$1,755,451	$13,627	3.08%	$1,345,742	$9,468	2.82%	$776,500	$3,853	2.01%
Savings deposits	11,409,677	136,790	4.82%	11,043,155	132,801	4.77%	10,858,306	127,323	4.65%	10,590,558	114,275	4.33%	11,195,402	105,707	3.83%
Time deposits	1,719,325	21,952	5.14%	1,716,812	21,759	5.03%	1,610,235	19,167	4.72%	1,531,922	13,648	3.57%	1,430,657	10,534	2.99%
Total interest bearing deposits	15,135,495	175,600	4.67%	14,732,291	170,173	4.58%	14,223,992	160,117	4.47%	13,468,222	137,391	4.09%	13,402,559	120,094	3.63%
Short-term borrowings	912,088	12,783	5.64%	1,257,609	18,069	5.70%	1,393,478	19,576	5.57%	1,397,253	18,253	5.24%	1,242,881	14,744	4.81%
Long-term debt	859,509	13,986	6.54%	858,858	14,113	6.52%	858,167	14,005	6.47%	883,871	14,282	6.48%	931,796	14,983	6.52%
Total interest bearing liabilities	16,907,092	202,369	4.81%	16,848,758	202,355	4.76%	16,475,637	193,698	4.66%	15,749,346	169,926	4.33%	15,577,236	149,821	3.90%
Non-interest bearing deposits	8,637,775			9,247,491			10,016,579			9,749,105			10,253,731
Other liabilities	509,286			541,162			474,869			389,155			436,621
Stockholders’ equity	3,196,329			3,094,589			3,116,761			3,115,447			3,052,357
Total liabilities and stockholders’ equity	$29,250,482			$29,732,000			$30,083,846			$29,003,053			$29,319,945
Net interest income		$215,075			$214,785			$232,143			$232,103			$235,504
Net interest margin			3.03%			2.93%			3.13%			3.29%			3.33%
(1)    Taxable equivalent rates used where applicable.
(2)    Yields on investment securities are calculated using available-for-sale securities at amortized cost.
(3)    Average balances include non-accrual loans.
(4)    In the first quarter of 2024, enhancements were made to our methodology for applying relationship pricing credits to mortgage client loans. To conform to the current period presentation, certain prior period interest income amounts have been reclassified from loans held for investment, mortgage finance to loans held for investment and related yields have been adjusted accordingly.